Exhibit 99.1

Dex Media Companies Report First Quarter Financial Results

Dex Media East LLC and Dex Media West LLC Achieved Revenue Growth

and Paid Down a Combined $105 Million of Debt in First Quarter

DENVER – May 14, 2004 — Dex Media, Inc. (“Dex Media”), and its indirect, wholly-owned subsidiaries, Dex Media East LLC (“Dex Media East”) and Dex Media West LLC (“Dex Media West”, collectively the “Companies” or “Consolidated Dex”), today announced their respective results for the first quarter ended March 31, 2004.

Dex Media, Inc. Results

On a consolidated basis, for the first quarter 2004, the Companies reported $388.2 million in revenue, a $10.5 million net loss and $216.6 million in Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA*”). On a consolidated basis and adjusted to exclude the effects of purchase accounting to revenue and cost of revenue related to the acquisition of Dex Media East and Dex Media West, the Companies reported $410.9 million in revenue and $232.9 million in EBITDA, as adjusted* for the first quarter 2004. Adjusted to exclude the effects of purchase accounting, revenue in 2004 increased 1.2% over the same period in 2003, when measured to include the revenue of Dex Media West’s predecessor, which was acquired by Dex Media on September 9, 2003.

Also, on a consolidated basis, the Companies generated cash provided by operating activities of $130.2 million in the first quarter 2004 and free cash flow* of $103.0 million. This free cash flow* was utilized by the Companies to pay down aggregate bank debt of $105.0 million in the first quarter of 2004.

Dex Media consolidates the operations of its indirect, wholly-owned subsidiaries, Dex Media East and Dex Media West, but has no business operations of its own, deriving all of its cash flows and liquidity from its operating subsidiaries. Before consolidation, Dex Media (parent company only) generated a net loss of $11.8 million for the first quarter 2004. This net loss was comprised of accreted and accrued interest on Dex Media’s notes and discount notes as well as amortization of deferred financing costs, all net of the related income tax effects.

“With the closing of the Dex Media West acquisition and the transition to a stand-alone company complete, we were able to focus our efforts on several important operational objectives for the first quarter,” said George Burnett, president and CEO. “We rolled out our new and improved online Yellow Pages, DexOnline.com, launched our new brand campaign, published five new Spanish Yellow Pages, instituted a more sophisticated pricing strategy, improved distribution, and made significant progress in our front-line sales tools, and in preparing for our back-office systems conversion. We continued to meet our deleveraging objectives making voluntary debt repayments of $105 million in the quarter.”

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Dex Media East Results

As a result of the acquisition of Dex East’s operations from Qwest Dex, Inc. on November 8, 2002, results reported in accordance with generally accepted accounting principles (“GAAP”) for the first quarter 2004 are not comparable to the first quarter 2003 due to the effects of certain non-cash purchase accounting related adjustments to revenue and cost of revenue that impacted first quarter 2003 results.

Dex Media East reported first quarter 2004 revenue of $180.8 million compared to $152.9 million for the same period in 2003. Total revenue for the first quarter 2003 was $24.7 million lower than it would have been due to the effects of purchase accounting.

First quarter 2004 net income was $1.8 million, compared to a $15.9 million net loss for the first quarter 2003. Included in first quarter 2004 net income is interest expense (net) of $50.2 million compared to $48.1 million in 2003 and depreciation and amortization expense (including amortization of intangibles) of $47.8 million compared to $56.4 million in 2003. Also included in 2004 net income is tax expense of $1.2 million compared to a tax benefit of $10.6 million in 2003.

Dex Media East also reported cash provided by operating activities of $84.0 million in the first quarter 2004 and free cash flow* of $72.4 million. This free cash flow* was utilized by Dex Media East to make voluntary repayments under its credit facility in the quarter of $75.0 million.

Financial results excluding the effects of purchase accounting

The following financial results exclude the effects of purchase accounting in first quarter 2003, unless otherwise indicated.

Dex Media East reported first quarter 2004 revenue of $180.8 million, an increase of 1.8 percent compared to the same period in 2003. Growth in revenue for the first quarter was due primarily to increased sales of premium features in the local print product such as color for display ads and strong sales of awareness products such as advertisements on directory covers and tabs.

First quarter 2004 gross margin was 69.4 percent, comparable to 70.1 percent for the first quarter 2003. The minor decrease in gross margin is attributable to a change in the product mix, specifically an increase in Internet and awareness products which offer slightly lower margins, increases in employee related expenses such as health care and benefits costs, partially offset by a decrease in paper and printing costs.

General and administrative expense of $24.4 million represented 13.5 percent of revenue in the first quarter, compared to $23.6 million or 13.3 percent of revenue for the first quarter 2003. Growth in general and administrative expense for the quarter was primarily due to increased employee costs and advertising expense.

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First quarter 2004 EBITDA, as adjusted* was $101.0 million compared to $96.8 million for the first quarter 2003, an increase of 4.3%. First quarter 2004 net income was $1.8 million, compared to a $15.9 million net loss for the first quarter 2003, including the effects of purchase accounting.

Dex Media West Results

As a result of the acquisition of Dex West’s operations from Qwest Dex, Inc. on September 9, 2003, results reported in accordance with GAAP for first quarter 2004 are not comparable to first quarter 2003 due to the effects of certain non-cash purchase accounting related adjustments, interest on debt to fund the Dex West acquisition, changes in the funding status of the pension plan and incremental stand-alone costs.

Dex Media West reported first quarter 2004 revenue of $207.4 million compared to $228.6 million for the same period in 2003. Total revenue for the first quarter 2004 was $22.7 million lower than it would have been due to the effects of purchase accounting.

First quarter 2004 net loss was $0.6 million, compared to $64.7 million net income for the first quarter 2003. Included in the first quarter 2004 net loss is interest expense (net) of $55.1 million compared to $31.7 million in 2003 and depreciation and amortization expense of $61.6 million compared to $2.1 million in 2003. There was no amortization expense on intangibles in the first quarter 2003. Also included in 2004 net loss is a tax benefit of $0.4 million compared to tax expense of $38.7 million in 2003.

Dex Media West also reported cash provided by operating activities of $46.4 million in the first quarter 2004 and free cash flow* of $30.8 million. This free cash flow* was utilized by Dex Media West to make voluntary repayments under its credit facility in the quarter of $30.0 million.

Financial results excluding the effects of purchase accounting

The following financial results exclude the effects of purchase accounting in the first quarter 2004, unless otherwise indicated.

Dex Media West reported first quarter 2004 revenue of $230.1 million, an increase of 0.7 percent compared to the same period in 2003. Growth in revenue for the first quarter was due to increased sales of premium features in the local print product, primarily display ads, and strong sales of new products, driven mostly by the local channel.

First quarter 2004 gross margin was 69.9 percent, comparable to 70.4 percent for the first quarter 2003. The minor decrease in gross margin is attributable to a change in the product mix, specifically an increase in Internet and awareness products which offer slightly lower margins, increases in employee related expenses such as health care and benefits costs, partially offset by a decrease in paper and printing costs.

General and administrative expense of $28.9 million represented 12.6 percent of revenue in the first quarter compared to $23.8 million, representing 10.4 percent of revenue for the first quarter 2003. Growth in general and administrative expense for the quarter was primarily due to increased costs resulting from operating as a separate

Page 4 of 8 DEX MEDIA FIRST QUARTER 2004 RESULTS

entity from Qwest. The first quarter 2003 general and administrative expense includes the effects of pension credits and diminished advertising expense allocated from Qwest. The increase in 2004 is primarily due to the elimination of pension credits, increased advertising expense and increased employee costs associated with the stand-alone environment.

EBITDA, as adjusted* was $132.0 million for the first quarter 2004 compared to EBITDA, as adjusted* of $137.2 million for the first quarter 2003. First quarter 2004 net loss was $0.6 million compared to $64.7 million net income for the first quarter 2003, including the effects of purchase accounting.

Other Financial and Operational Highlights

First quarter 2004 highlights include:

•	Launched DexOnline.com, Dex Media’s new Internet Yellow Pages website with enhanced local search capability.

•	Introduced the new Dex brand and advertising campaign in January 2004.

•	Dex Media continued to market and sell new products and directories, including bilingual Yellow Pages.

•	Preparations for the 2004 conversion to Amdocs technology, replacing Dex Media’s legacy production system with a platform that will automate and integrate directory production, continued to track on schedule and on budget.

Tables

The acquisitions of Dex East and Dex West were accounted for under the purchase method of accounting in accordance with GAAP. Under this method, the deferred revenue and related deferred costs associated with directories that were published prior to the respective individual acquisition dates were not carried over to Dex Media East’s or Dex Media West’s balance sheets. These purchase accounting adjustments are non-recurring and have no effect on historical or future cash flow.

The purchase method of accounting did not affect Dex Media East’s revenue and cost of revenue in 2004. However, first quarter 2003 revenue and cost of revenue were reduced by this non-cash adjustment in the amount of $24.7 million and $5.9 million, respectively.

We estimate that the application of the purchase method of accounting will result in a reduction to Dex Media West’s revenue by $120.6 million and the related deferred costs by $31.6 million that otherwise would have been recognized over the 12 months subsequent to the acquisition. The impact of this non-cash adjustment was to reduce first quarter 2004 revenue and cost of revenue by $22.7 million and $6.4 million, respectively.

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The following tables present certain year-over-year results in 2004 compared to 2003 for the three months ended March 31, (in millions):

	Dex Media East	Dex Media West	Dex Media, Inc.	Consolidated Dex
	2004	2004	2004	2004
Revenue	$180.8	$207.4	—	$388.2
Revenue, excluding p.a.[1]	180.8	230.1	—	410.9
Cost of revenue	55.4	62.8	—	118.2
Cost of revenue, excluding p.a.[1]	55.4	69.2	—	124.6
General & Admin. expense	24.4	28.9	0.1	53.4
Other expense / (income)	—	—	—	—
EBITDA*	101.0	115.7	(0.1)	216.6
EBITDA, as adjusted*	101.0	132.0	(0.1)	232.9

	Dex Media East	Dex West Predecessor	Dex Media, Inc.	Combined Dex[2]
	2003	2003	2003	2003
Revenue	$152.9	$228.6	—	$381.5
Revenue, excluding p.a.[1]	177.6	228.6	—	406.2
Cost of revenue	47.2	67.6	—	114.8
Cost of revenue, excluding p.a.[1]	53.1	67.6	—	120.7
General & Admin. expense	23.6	23.8	—	47.5
Other expense / (income)	4.1	—	—	4.1
EBITDA*	78.0	137.2	—	215.1
EBITDA, as adjusted*	96.8	137.2	—	233.9

[1]	p.a. = purchase accounting
[2]	We have provided the combined results for the quarter ended March 31, 2003 (“Combined Dex”) in order to provide a more meaningful discussion of the period presented. The presentation of Combined Dex is not in accordance with GAAP.

*Non-GAAP Financial Measures

In addition to disclosing financial results that are determined in accordance with GAAP, Dex Media also discloses EBITDA, EBITDA, as adjusted and free cash flow, all of which are non-GAAP measures. Management believes that providing this additional information to investors regarding Dex Media’s ability to meet debt service, capital expenditures and working capital requirements enables investors to better assess and understand operating performance. Dex Media does not intend for the information to be considered in isolation or as a substitute for GAAP measures. Other companies may define similar measures differently.

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The most directly comparable GAAP measure to EBITDA and EBITDA, as adjusted, is net income (loss). A reconciliation of net income (loss) to EBITDA and EBITDA, as adjusted, for 2004 compared to 2003 for the three months ended March 31, follows (in millions):

	Dex Media East	Dex Media West	Dex Media, Inc.	Consolidated Dex
	2004	2004	2004	2004
Net income (loss)	$1.8	$(0.6)	$(11.8)	$(10.5)
Depreciation & amortization	2.5	3.8	—	6.3
Amortization of intangibles	45.3	57.8	—	103.1
Interest expense – net	50.2	55.1	19.2	124.4
Income tax (benefit) provision	1.2	(0.4)	(7.5)	(6.7)

EBITDA	101.0	115.7	(0.1)	216.6
Effects of purchase accounting:
Revenue	—	22.7	—	22.7
Cost of revenue	—	(6.4)	—	(6.4)

EBITDA, as adjusted	$101.0	$132.0	$(0.1)	232.9

	Dex Media East	Dex West Predecessor	Dex Media, Inc.	Combined Dex
	2003	2003	2003	2003
Net income (loss)	$(15.9)	$64.7	—	$48.8
Depreciation & amortization	2.8	2.1	—	4.8
Amortization of intangibles	53.6	—	—	53.6
Interest expense – net	48.1	31.7	—	79.7
Income tax (benefit) provision	(10.6)	38.7	—	28.2

EBITDA	78.0	137.2	—	215.1
Effects of purchase accounting:
Revenue	24.7	—	—	24.7
Cost of revenue	(5.9)	—	—	(5.9)

EBITDA, as adjusted	$96.8	$137.2	—	$233.9

The most directly comparable GAAP measure to free cash flow is cash provided by operating activities. A reconciliation of cash provided by operating activities to free cash flow for 2004 compared to 2003 for the three months ended March 31, follows (in millions):

	Dex Media East	Dex Media West	Dex Media, Inc.	Consolidated Dex
	2004	2004	2004	2004
Cash provided by operating activities[1]	$84.0	$46.4	$(0.1)	$130.2
Capital expenditures	(11.6)	(15.6)	—	(27.2)

Free cash flow[2]	$72.4	$30.8	$(0.1)	$103.0

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	Dex Media East	Dex West Predecessor	Dex Media, Inc.	Combined Dex
	2003	2003	2003	2003
Cash provided by operating activities	$65.7	$131.9	—	$197.6
Capital expenditures	(3.3)	—	—	(3.3)

Free cash flow	$62.4	$131.9	—	$194.3

[1]	Cash paid interest for Dex Media East and Dex Media West in the first quarter 2004 was $14.0 million and $76.1 million, respectively.
[2]	In addition to its free cash flow in the first quarter 2004, Dex Media West generated $5.3 million in cash flow from investing and other activities.

About Dex Media, Inc.

Dex Media, Inc. is the indirect parent company of Dex Media East LLC and Dex Media West LLC. Dex Media, Inc., through its subsidiaries, provides local and national advertisers with industry-leading directory and Internet solutions. As the exclusive, official publisher for Qwest Communications International Inc., in the Dex East states (Colorado, Iowa, Minnesota, Nebraska, New Mexico, North Dakota and South Dakota) and the Dex West states (Arizona, Idaho, Montana, Oregon, Utah, Washington and Wyoming), Dex Media’s subsidiaries published 259 directories in 2003, excluding the 13 directories moved from December 2003 to early 2004. As the world’s largest privately owned incumbent directory publisher, Dex Media’s subsidiaries produced and distributed over 43 million print directories and CD-ROMs. Its Internet directory, DexOnline.com (formerly QwestDex.com), receives more than 96 million annual searches.

Dex Media East - As the exclusive, official publisher for Qwest Communications International Inc. in the Dex East states, Dex Media East published 147 directories in 2003. As the sixth largest U.S. directory publisher, Dex Media East distributed 20 million print directories, reaching customers with accurate, complete and trusted information. Our directory information is also available online at DexOnline.com and on CD-ROM.

Dex Media West - As the exclusive, official publisher for Qwest Communications International Inc. in the Dex West states, Dex Media West published 112 directories in 2003. As the fourth largest U.S. directory publisher, Dex Media West distributed 23 million print directories, reaching customers with accurate, complete and trusted information. Our directory information is also available online at DexOnline.com and on CD-ROM.

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First Quarter Conference Call

A conference call will be held Friday, May 14, 2004, at 11 a.m. Eastern Daylight Time. A first quarter overview for all Dex Media companies will be followed by earnings results for Dex Media, Inc., Dex Media East and Dex Media West.

The domestic dial-in number is 800-894-5910 and the international number is 785-424-1052. Dex Media is the password. Please call 10 minutes in advance to facilitate an on-time start. The call will be broadcast on Dex Media’s web site at www.dexmedia.com.

Please note: All statements made by Dex Media officers on this call are the property of Dex Media and subject to copyright protection. Recording of the call is prohibited without the express written consent of Dex Media.

Safe Harbor for Forward-Looking and Cautionary Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of the Companies to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

The following important factors could affect future results: continuing weakness in the U.S. economy; increased competitive pressure from other directory publishers or media companies; changes in interest rates or a reduction in the Companies’ cash flow that could impair the Companies’ ability to service its debt obligations; the Companies’ high level of indebtedness; and risks related to the start-up of new print or Internet directories and media services.

Other factors which could materially affect such forward-looking statements can be found in Dex Media’s Registration Statement on Form S-4, including risk factors. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Companies undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Media Contact:	Investor Contact:
Pat Nichols	Brooke Martellaro
303-784-1555	303-784-1197
pat.nichols@dexmedia.com	brooke.martellaro@dexmedia.com

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